Exhibit 99.1

Enviva Partners, LP Announces Accretive Drop-Down Transactions and Increases Guidance

BETHESDA, MD, March 25, 2019 — Enviva Partners, LP (NYSE: EVA) (“Enviva,” the “Partnership,” “we,” “us,” or “our”) today announced that it had agreed to purchase (the “Hamlet Transaction”) the sponsor’s interest in its first development joint venture, Enviva Wilmington Holdings, LLC (the “First JV”).  The First JV owns a wood pellet production plant under construction in Hamlet, North Carolina (the “Hamlet plant”) and a firm, 15-year take-or-pay off-take contract (the “MGT contract”) to supply MGT Power Ltd.’s Tees Renewable Energy Plant with nearly one million metric tons per year (“MTPY”) of wood pellets, following a ramp period.  In addition, the Partnership announced that it has agreed to make the second and final payment (the “Second Payment”) for its October 2017 acquisition of the deep-water marine terminal in Wilmington, North Carolina (the “Wilmington terminal”) and to commence the associated terminal services agreement to handle contracted volumes from the Hamlet plant (the “Hamlet Throughput”).

Highlights:

•                  The Hamlet Transaction is expected to generate net income in the range of $10.4 million to $13.4 million and adjusted EBITDA in the range of $26.0 million to $29.0 million once the Hamlet plant and the MGT contract are fully ramped.

•                  With the Hamlet Transaction and the Hamlet Throughput, the Partnership expects full-year 2019 net income to be in the range of $25.6 million to $33.6 million, adjusted EBITDA to be in the range of $130.0 million to $138.0 million, and distributable cash flow to be in the range of $92.0 million to $100.0 million, prior to any distributions attributable to incentive distribution rights paid to our general partner.

•                  The Hamlet Transaction and Hamlet Throughput associated with the Second Payment are expected to be immediately accretive to distributable cash flow per common unit; as a result, the Partnership now expects to distribute at least $2.65 per common unit for full-year 2019 and between $2.87 and $2.97 per common unit for full-year 2020.

•                  The Partnership has agreed to issue approximately $200.0 million in common units, which, when combined with borrowings under its existing $350.0 million senior secured revolving credit facility, would fully finance the Hamlet Transaction, the Second Payment, and the previously announced production capacity expansions at the Partnership’s Northampton and Southampton production plants.

•                  The Partnership revised its annual target distribution coverage ratio from 1.15 to 1.20 times, on a forward basis.

“We’re very excited that, with the transactions announced today, we expect to be able to deliver double-digit annual distribution growth, along with higher coverage levels, for the foreseeable future,” said John Keppler, Chairman and Chief Executive Officer of Enviva. “Our sponsor intends to recycle the proceeds it receives from these transactions into the build-out of the Pascagoula cluster, which we believe further enhances the long-term growth profile of the Partnership, as we expect to have the opportunity to acquire these assets.”

Hamlet Transaction

The Partnership expects to complete the Hamlet Transaction for total consideration of $165.0 million on or about April 2, 2019, subject to customary closing conditions (the “Closing”).  The Hamlet plant is expected to achieve commercial operations (“COD”) in June 2019 and to reach its nameplate production capacity of approximately 600,000 metric tons per year (“MTPY”) in 2021.  The Hamlet Transaction includes the MGT contract, which commences in 2019, ramps to full supply volumes in 2021, and continues through 2034.  As previously announced, the Partnership already has contracts with the First JV to supply 470,000 MTPY of the volumes under the MGT contract.  The incremental sales volume of approximately 500,000 MTPY would extend the weighted-average remaining term of the Partnership’s off-take contracts to 10.6 years and increase its contracted revenue backlog to $9.1 billion as of February 1, 2019.

The Hamlet Transaction is expected to generate net income for the Partnership in the range of $10.4 million to $13.4 million and adjusted EBITDA in the range of $26.0 million to $29.0 million, after full production capacity is achieved and the MGT contract is fully ramped in 2021.  On this basis, the purchase price for the Hamlet Transaction, including the Incremental Hamlet Capital (as defined below), represents an adjusted EBITDA multiple of approximately seven times.  Thereafter, the net income and adjusted EBITDA from the Hamlet Transaction are expected to increase, such that, in 2024, the Hamlet Transaction is expected to generate net income for the Partnership in the range of $18.1 million to $22.1 million and adjusted EBITDA in the range of $33.0 million to $37.0 million.

Upon the Closing, the Partnership expects to make an initial payment of $75.0 million to the sponsor consisting of 1,681,238 common units representing limited partner interests in the Partnership (“common units”) at a price of $29.74 per unit (which was the undiscounted 20-day volume-weighted average price as of March 20, 2019), or approximately $50.0 million of common units, and $25.0 million in cash.  Upon COD, the Partnership expects to make a second payment in the amount of $50.0 million in cash.  The third and final payment of $40 million in cash is expected to be made on January 2, 2020.

As the Partnership expects to complete the Hamlet Transaction before the Hamlet plant achieves COD and the MGT contract reaches full contracted volumes, the sponsor has signed and is expected to deliver at the Closing a make-whole agreement with the Partnership (the “Make-Whole Agreement”) pursuant to which, among other things, the sponsor will (i) guarantee certain cash flows from the Hamlet plant until June 30, 2020 and (ii) reimburse construction cost overruns in excess of budgeted capital expenditures for the Hamlet plant, subject to certain limited exceptions.  In addition, in connection with the Closing, the sponsor has signed and is expected to deliver agreements with (a) the First JV, pursuant to which the sponsor will waive certain management services and other fees that otherwise would be owed by the First JV from the Closing until the later of July 1, 2019 and COD and (b) the Partnership, pursuant to which the sponsor will waive certain management services and other fees that otherwise would be owed by the Partnership from the Closing until June 30, 2020 (collectively, the “MSA Fee Waivers”).

For the Hamlet Transaction, Evercore served as exclusive financial advisor and Baker Botts LLP served as legal counsel to the conflicts committee of the board of directors of the Partnership’s general partner. Vinson & Elkins LLP served as legal counsel to the sponsor.

Wilmington Terminal Second Payment

The Partnership made an initial payment of $56.0 million to the First JV as partial payment of the $130.0 million purchase price for the Wilmington terminal in October 2017 (the “Wilmington Acquisition”).

On April 1, 2019, the Partnership expects to make the second and final payment of $74.0 million in deferred consideration for the Wilmington Acquisition consisting of 1,732,311 common units at an expected price of $28.69 per common unit (which was the 20-day volume-weighted average price as of the closing of the Wilmington Acquisition), or approximately $49.7 million in common units, subject to certain adjustments, and $24.3 million in cash.  The First JV will distribute substantially all of the consideration for the Second Payment prior to the Closing.

Upon completion of the Second Payment, the Partnership expects to begin benefiting from incremental adjusted EBITDA from fees associated with Hamlet Throughput.

Financing Activities

In addition to the approximately $100.0 million in common units issued as partial consideration for the Hamlet Transaction and the Second Payment, the Partnership expects to issue an aggregate of 3,508,778 common units to investors in exchange for expected net proceeds of approximately $100.0 million in a registered direct offering (the “Registered Offering”) pursuant to an effective registration statement on file with the U.S. Securities and Exchange Commission at a purchase price of $28.50 per unit, representing a 4.2 percent discount to the 20-day volume-weighted average price as of March 20, 2019.

We expect to use proceeds from the Registered Offering, along with borrowings under the Partnership’s existing $350.0 million senior secured revolving credit facility and the common units expected to be issued as consideration for the Hamlet Transaction and the Second Payment, to finance (i) the $165.0 million purchase price for the Hamlet Transaction, (ii) the $74.0 million in deferred consideration for the Wilmington Acquisition, (iii) the $24.0 million in capital expenditures, net of payments under the Make-Whole Agreement, expected to be required to complete construction of the

Hamlet plant (the “Incremental Hamlet Capital”), and (iv) the approximately $130.0 million expected to be required for the Partnership’s previously announced production capacity expansions at its wood pellet production plants in Northampton, North Carolina and Southampton, Virginia (the “Mid-Atlantic Expansions”).

The Partnership does not expect to issue any additional common units for financing purposes until the next acquisition or investment by the Partnership.

Guidance Update

With the benefit of the Hamlet Transaction and the Hamlet Throughput, the Partnership now expects full-year 2019 net income to be in the range of $25.6 million to $33.6 million and adjusted EBITDA to be in the range of $130.0 million to $138.0 million.  The Partnership expects to incur maintenance capital expenditures of $6.8 million and interest expense net of amortization of debt issuance costs and original issue discount of $41.9 million, and to benefit from $10.7 million associated with the MSA Fee Waivers in 2019; as a result, the Partnership expects full-year 2019 distributable cash flow to be in the range of $92.0 million to $100.0 million, prior to any distributions attributable to incentive distribution rights paid to our general partner.  Similar to previous years, the Partnership expects adjusted EBITDA and distributable cash flow for the second half of 2019 to be significantly higher than for the first half of the year.  For full-year 2019, the Partnership now expects to distribute at least $2.65 per common unit.  For full-year 2020, the Partnership expects to distribute between $2.87 and $2.97 per common unit.

The Partnership expects the Hamlet plant to achieve its nameplate production capacity and to benefit from the fully ramped Mid-Atlantic Expansions in 2021.  As a result, for full-year 2021, the Partnership expects net income to be in the range of $87.7 million to $117.7 million and adjusted EBITDA to be in the range of $210.0 million to $240.0 million.

The guidance amounts provided above, including the distribution expectations, include the benefit of the Hamlet Transaction, the Hamlet Throughput, and the Mid-Atlantic Expansions, and reflect the associated financing activities described above.  In addition, the distributable cash flow guidance provided above for 2019 includes the benefit of the MSA Fee Waivers.  The guidance amounts provided above do not include the impact of any additional acquisitions by the Partnership from the sponsor, its joint ventures, or third parties, or any recoveries related to the previously reported fire incident at the Partnership’s marine export terminal in Chesapeake, Virginia (the “Chesapeake Incident”) and Hurricanes Florence and Michael (the “Hurricane Events”).  The Partnership’s quarterly income and cash flow are subject to seasonality and the mix of customer shipments made, which vary from period to period.  When determining the distribution for a quarter, the Board evaluates the Partnership’s distribution coverage ratio on an annual basis and considers the expected distributable cash flow, net of expected amounts attributable to incentive distribution rights, for the next four quarters.  On that basis, the Partnership’s targeted annual distribution coverage ratio for the full years of 2019 and 2020 is at least 1.20 times.

“We were very encouraged by the public equity market’s interest in the offering, which, in combination with our supportive sponsor and undrawn capacity on our revolver, enabled us to conservatively finance, on a roughly 50/50 equity and debt basis, the approximately $400 million we expect will be required for the Mid-Atlantic Expansions, the Hamlet Transaction, and the Second Payment for the Wilmington terminal,” said Shai Even, Chief Financial Officer of Enviva. “With the increased scale and diversification of our business made possible by these investments, we expect to exit 2020 with run-rate adjusted EBITDA well in excess of $200 million annually.”

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Enviva Partners, LP

Enviva Partners, LP (NYSE: EVA) is a publicly traded master limited partnership that aggregates a natural resource, wood fiber, and processes it into a transportable form, wood pellets. The Partnership sells a significant majority of its wood pellets through long-term, take-or-pay agreements with creditworthy customers in the United Kingdom and Europe. The Partnership owns and operates six plants with a combined production capacity of nearly three million metric tons of wood pellets per year in Virginia, North Carolina, Mississippi, and Florida. In addition, the Partnership exports wood pellets through its owned marine terminal assets at the Port of Chesapeake, Virginia and the Port of Wilmington, North Carolina and from third-party marine terminals in Mobile, Alabama and Panama City, Florida.

To learn more about Enviva Partners, LP, please visit our website at www.envivabiomass.com.

Non-GAAP Financial Measures

We use adjusted EBITDA and distributable cash flow to measure our financial performance.

Adjusted EBITDA

We view adjusted EBITDA as an important indicator of our financial performance. We define adjusted EBITDA as net income or loss excluding depreciation and amortization, interest expense, income tax expense, early retirement of debt obligations, non-cash unit compensation expense, asset impairments and disposals, changes in unrealized derivative instruments related to hedged items included in gross margin and other income and expense, and certain items of income or loss that we characterize as unrepresentative of our ongoing operations. Adjusted EBITDA is a supplemental measure used by our management and other users of our financial statements, such as investors, commercial banks and research analysts, to assess the financial performance of our assets without regard to financing methods or capital structure.

Distributable Cash Flow

We define distributable cash flow as adjusted EBITDA less maintenance capital expenditures and interest expense net of amortization of debt issuance costs, debt premium, original issue discounts, and including the MSA Fee Waivers. We use distributable cash flow as a performance metric to compare the cash-generating performance of the Partnership from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. We do not rely on distributable cash flow as a liquidity measure.

Limitations of Non-GAAP Measures

Adjusted EBITDA and distributable cash flow are not financial measures presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. Each of these non-GAAP financial measures has important limitations as an analytical tool because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures.  You should not consider adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP.

Our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

The following table provides a reconciliation of the estimated range of adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2019 (in millions):

Twelve Months Ending December 31, 2019
Estimated net income	$25.6 - 33.6
Add:
Depreciation and amortization	49.1
Interest expense	43.1
Transaction expense	0.1
Non-cash unit compensation expense	9.7
Other non-cash expenses	2.0
Estimated adjusted EBITDA	$130.0 - 138.0
Plus:
Management services fee waivers	10.7
Less:
Interest expense net of amortization of debt issuance costs, debt premium and original issue discounts	41.9
Maintenance capital expenditures	6.8
Estimated distributable cash flow	$92.0 - 100.0

The following table provides a reconciliation of the estimated range of adjusted EBITDA to the estimated range of net income, in each case for the twelve months ending December 31, 2021 (in millions):

Twelve Months Ending December 31, 2021
Estimated net income	$87.7 – 117.7
Add:
Depreciation and amortization	61.0
Interest expense	47.8
Non-cash unit compensation expense	10.5
Other non-cash expenses	3.0
Estimated adjusted EBITDA	$210.0 - 240.0

The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Hamlet Transaction for the twelve months ending December 31, 2021 (in millions):

Twelve Months Ending December 31, 2021
Estimated net income	$10.4 – 11.4
Add:
Depreciation and amortization	9.2
Interest expense	6.4
Estimated adjusted EBITDA	$26.0 – 27.0

The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Hamlet Transaction for the twelve months ending December 31, 2022 (in millions):

Twelve Months Ending December 31, 2022
Estimated net income	$11.4 – 13.4
Add:
Depreciation and amortization	9.2
Interest expense	6.4
Estimated adjusted EBITDA	$27.0 – 29.0

The following table provides a reconciliation of the estimated adjusted EBITDA to the estimated net income associated with the Hamlet Transaction for the twelve months ending December 31, 2024 (in millions):

Twelve Months Ending December 31, 2024
Estimated net income	$18.1 – 22.1
Add:
Depreciation and amortization	9.2
Interest expense	5.7
Estimated adjusted EBITDA	$33.0 – 37.0

Cautionary Note Concerning Forward-Looking Statements

Certain statements and information in this press release, including those concerning our future results of operations, acquisition opportunities, and distributions, may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on the Partnership’s current expectations and beliefs concerning future developments and their potential effect on the Partnership. Although management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Partnership will be those that it anticipates. The forward-looking statements involve significant risks and uncertainties (some of which are beyond the Partnership’s control) and assumptions that could cause actual results to differ materially from the Partnership’s historical experience and its present expectations or projections. Important factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to: (i) the volume and quality of products that we are able to produce or source and sell, which could be adversely affected by, among other things, operating or technical difficulties at our plants or deep-water marine terminals; (ii) the prices at which we are able to sell our products; (iii) failure of the Partnership’s customers, vendors, and shipping partners to pay or perform their contractual obligations to the Partnership; (iv) the creditworthiness of our contract counterparties; (v) the amount of low-cost wood fiber that we are able to procure and process, which could be adversely affected by, among other things, disruptions in supply or operating or financial difficulties suffered by our suppliers; (vi) changes in the price and availability of natural gas, coal, or other sources of energy; (vii) changes in prevailing economic conditions; (viii) our inability to complete acquisitions, including acquisitions from our sponsor, or to realize the anticipated benefits of such acquisitions; (ix) inclement or hazardous environmental conditions, including extreme precipitation, temperatures and flooding; (x) fires, explosions or other accidents; (xi) changes in domestic and foreign laws and regulations (or the interpretation thereof) related to renewable or low-carbon energy, the forestry products industry, the international shipping industry, or power generators; (xii) changes in the regulatory treatment of biomass in core and emerging markets; (xiii) our inability to acquire or maintain necessary permits or rights for our production, transportation, or terminaling operations; (xiv) changes in the price and availability of transportation; (xv) changes in foreign currency exchange or interest rates, and the failure of our hedging arrangements to effectively reduce our exposure to the risks related thereto; (xvi) risks related to our indebtedness; (xvii) our failure to maintain effective quality control systems at our production plants and deep-water marine terminals, which could lead to the rejection of our products by our customers; (xviii) changes in the quality specifications for our products that are required by our customers; (xix) labor disputes; (xx) the effects of the anticipated exit of the United Kingdom from the EU on our and our customers’ businesses; (xxi) our inability to hire, train or retain qualified personnel to manage and operate our business and newly acquired assets; (xxii) our inability to borrow funds and access capital markets; (xxiii) our mis-estimation of the timing and extent of our ability to recover the costs associated with the Chesapeake Event and the Hurricanes through our insurance policies and other contractual rights; (xxiv) risks related to our project-development activities, and (xxv) our inability to complete our construction projects on time and within budget.

For additional information regarding known material factors that could cause the Partnership’s actual results to differ from projected results, please read its filings with the U.S. Securities and Exchange Commission, including the Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q most recently filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. The Partnership undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information or future events or otherwise.

Investor Contact:

Raymond Kaszuba

(240) 482-3856

ir@envivapartners.com